Exhibit 4.5

GLOBUS MEDICAL, INC.

FIRST AMENDMENT TO

INVESTOR RIGHTS AGREEMENT

This First Amendment to Investor Rights Agreement (this “Amendment”), dated as of the 14th day of January 2009, is entered into by and among Globus Medical, Inc., a Delaware corporation (the “Company”), and the undersigned holders of shares of the Company’s Series E Preferred Stock, all of whom are party to that certain Investor Rights Agreement (the “Rights Agreement”) dated as of July 23, 2007, by and among the Company and certain of its stockholders. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Rights Agreement.

WHEREAS, the Company desires to authorize a new class of Common Stock designed “Class C Common Stock” and to establish the Globus Medical, Inc. 2008 Stock Plan and reserve 10,000,000 shares of Class C Common Stock for issuance thereunder; and

WHEREAS, in connection therewith, the undersigned desire to make certain modifications and amendments to the Rights Agreement; and

WHEREAS, Section 5.5 of the Rights Agreement provides that the Rights Agreement may be amended only with the written consent of the Company and the holders of at least sixty percent (60%) of the then-outstanding Registrable Securities (as defined in the Rights Agreement), and the undersigned constitute the requisite signatories necessary to amend the Rights Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Rights Agreement and agree as follows:

1. Amendment of Rights Agreement. The Rights Agreement is hereby amended as follows:

1.1 Section 4.6(a) of the Rights Agreement is hereby deleted in its entirety and amended and restated as follows:

“(a) Up to an aggregate of 32,313,284 shares of Common Stock (including shares of Common Stock underlying options, warrants or other stock purchase rights) issued or to be issued after the Original Issue Date (as defined in the Certificate of Incorporation) to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors including the Series E Directors;”

1.2 Section 4.6(d) of the Rights Agreement is hereby deleted in its entirety and amended and restated as follows:

“(d) shares of Common Stock issued upon conversion of shares of the Company’s Series E Stock or upon conversion of shares of any other class of Common Stock;”

2. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which, when taken together, shall constitute by one instrument. One or more counterparts of this Amendment or any exhibit hereto may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

3. Effect on Rights Agreement. Except as specifically, provided herein, the Rights Agreement shall remain in full force and effect. Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Company or the Investors under the Rights Agreement.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature page follows.]

2

The foregoing First Amendment to Investor Rights Agreement is hereby executed as of the date first above written.

COMPANY:

GLOBUS MEDICAL, INC.

By:	/s/ David C. Paul
David C. Paul
Chief Executive Officer

The foregoing First Amendment to Investor Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

CLARUS LIFESCIENCES I, L.P.

By its General Partner, Clarus Ventures I GP, LP
By its General Partner, Clarus Ventures I, LLC

By:	/s/ Robert W. Liptak
Robert W. Liptak
Managing Director

The foregoing First Amendment to Investor Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND LP

BY: GOLDMAN SACHS INVESTMENT PARTNERS GP, LLC, ITS GENERAL PARTNER

By:	/s/ Michelle Barone

Print Name:	Michelle Barone

Title:	Vice President

The foregoing First Amendment to Investor Rights Agreement is hereby executed as of the date first above written.

INVESTOR:

GS DIRECT, L.L.C.

BY:	/s/ Katherine B. Enquist
NAME:	Katherine B. Enquist
TITLE:	Managing Director

The foregoing First Amendment to Investor Rights Agreement is hereby executed as of the date first above written.

INVESTORS:

GOLDMAN SACHS PRIVATE EQUITY		GOLDMAN SACHS PRIVATE EQUITY
PARTNERS 2004, L.P.		PARTNERS 2004 EMPLOYEE FUND, L.P.

By: Goldman Sachs PEP 2004 Advisors, L.L.C.,		By: Goldman Sachs PEP 2004 Employee Funds
General Partner		GP, L.L.C., General Partner
By: GSAM Gen-Par, L.L.C., Managing Member
		By:	/s/ Ryan Boucher
By:	/s/ Ryan Boucher
		Print Name:	Ryan Boucher
Print Name:	Ryan Boucher
		Title:	Vice President
Title:	Vice President
GS PRIVATE EQUITY PARTNERS 2002 –
GOLDMAN SACHS PRIVATE EQUITY		DIRECT INVESTMENT FUND, L.P.
PARTNERS 2004 OFFSHORE HOLDINGS,
L.P.		By: GS PEP 2002 Direct Investment Advisors,
L.L.C., General Partner
By: Goldman Sachs PEP 2004 Offshore Holdings		By: GSAM Gen-Par, L.L.C., Managing Member
Advisors, Inc., General Partner
		By:	/s/ Ryan Boucher
By:	/s/ Ryan Boucher
		Print Name:	Ryan Boucher
Print Name:	Ryan Boucher
		Title:	Vice President
Title:	Vice President
MULTI-STRATEGY HOLDINGS, L.P.
GOLDMAN SACHS PRIVATE EQUITY
PARTNERS 2004 - DIRECT INVESTMENT
FUND, L.P.		By: Multi-Strategy Holdings Offshore Advisors,
Inc., General Partner
By: Goldman Sachs PEP 2004 Direct Investment
Advisors, L.L.C., General Partner		By:	/s/ Ryan Boucher
By: GSAM Gen-Par, L.L.C., Managing Member
		Print Name:	Ryan Boucher
By:	/s/ Ryan Boucher
		Title:	Vice President
Print Name:	Ryan Boucher

Title:	Vice President